Exhibit 21.1

                          NEW HORIZONS WORLDWIDE, INC.

                                  Subsidiaries:

                       New Horizons Education Corporation

                  New Horizons Computer Learning Centers, Inc.

             New Horizons Computer Learning Center of Chicago, Inc.

      New Horizons Computer Learning Center of Metropolitan New York, Inc.

            New Horizons Computer Learning Center of Santa Ana, Inc.

        New Horizons Computer Learning Center of Cleveland, Ltd., L.L.C.